Exhibit 10.2

Execution Version

Altair Engineering Inc.

1820 East Big Beaver Road

Troy, Michigan 48083

USA

To the attention of

Mr. James R. Scapa, Chairman of the Board and Chief Executive Officer

This DEED is dated October 30, 2024

Parent Company Guarantee Deed

The parties agree hereby agree as follows:

Siemens AG (“Siemens Parent”) is the ultimate parent of Siemens Industry Software Inc. (“Siemens Industry Software”). Siemens Parent takes notice of the Merger Agreement to be signed by and among Siemens Industry Software, Astra Merger Sub Inc. (“Merger Subsidiary”) and Altair Engineering Inc. (“Company”) on the date hereof (as may be amended or modified from time to time in accordance with its terms, the “Merger Agreement”). As an inducement for Company to enter into the Merger Agreement, Siemens Parent is entering into this deed (the “Parent Company Guarantee”), in respect of which Company has provided good and valid consideration to Siemens Parent in the amount of one euro (€1.00), receipt of which is hereby acknowledged by Siemens Parent. All capitalized terms used and not defined herein shall have the same respective meanings as ascribed to them in the Merger Agreement.

In accordance with the foregoing, and upon the terms and subject to the conditions set forth herein, Siemens Parent hereby irrevocably and unconditionally guarantees to Company the full, complete and punctual discharge and performance of all of Siemens Industry Software’s (a) payment obligations under the Merger Agreement, including (i) the Parent Termination Fee and the Expenses, (ii) the Merger Consideration, (iii) the fees, costs and expenses specified in Section 8.01(e) of the Merger Agreement and (iv) any amounts payable by Siemens Industry Software pursuant to Section 10.02 of the Merger Agreement (clauses (i)-(iv), collectively, the “Payment Obligations”) as if it were the principal obligor in respect of those amounts and (b) obligations set forth in Sections 8.01 of the Merger Agreement (the “Regulatory Covenants”) (the obligations in this clause (b), the “Parent Obligations”, and together with the Payment Obligations, the “Guaranteed Obligations”), and irrevocably and unconditionally agrees to (and to cause its Affiliates to) comply in all respects with the Regulatory Covenants that are applicable to Affiliates of Siemens Industry Software as if they were a party thereto, all in accordance with, and subject to, the terms and conditions of the Merger Agreement.

If Siemens Industry Software fails to pay or perform all or any portion of the Guaranteed Obligations if, as and when they become due under the Merger Agreement, Siemens Parent’s liability to the Company hereunder in respect of the applicable Guaranteed Obligations shall, at Company’s option, become immediately due and (in the case of the Payment Obligations) payable, to the extent provided herein, and the Company may at any time and from time to time take any and all actions available hereunder or under Applicable Law to collect the Payment Obligations from Siemens Parent (as if it were the principal obligor in respect of those amounts), and enforce the Parent Obligations against Siemens Parent. Company agrees that Siemens Parent shall be entitled to satisfy the Guaranteed Obligations through any of its Affiliates and on behalf of Siemens Industry Software, rather than directly through Siemens Parent, in its own discretion.

This Parent Company Guarantee is a continuing guaranty of the Guaranteed Obligations, and is a guaranty of payment and, solely with respect to (and to the extent of) the Parent Obligations, of performance, and not of collectability. Separate Proceedings may be brought and prosecuted against Siemens Parent to enforce this Parent Company Guarantee, irrespective of whether any Proceeding is brought against Siemens Industry Software or whether Siemens Industry Software is joined in any such Proceeding. The liability of Siemens Parent under this Parent Company Guarantee shall be irrevocable and unconditional, and shall not be reduced, discharged or otherwise adversely affected by: (a) any variation, extension, discharge, compromise, dealing with, exchange or renewal of any right or remedy which Company may now or after the date of this Parent Company Guarantee have from or against any of Siemens Industry Software and any other person in connection with the Guaranteed Obligations; (b) any act or omission by Company or any other person in taking up, perfecting or enforcing any security, indemnity or guarantee from or against Siemens Industry Software or any other Person; (c) any amendment, variation or novation of or to any of the Guaranteed Obligations; (d) any grant of time, indulgence, waiver or concession to Siemens Industry Software or any other Person; (e) any insolvency, bankruptcy, liquidation, administration, winding up, incapacity, limitation, disability or any change in the constitution, name or style of Siemens Industry Software or any other Person; (f) any invalidity, illegality, unenforceability, irregularity or frustration of any actual or purported obligation of, or security held from, Siemens Industry Software or any other Person in connection with the Guaranteed Obligations; (g) any claim of payment from Siemens Industry Software or any other Person; (h) any act or omission which would not have discharged or affected the liability of Siemens Parent had it been a principal debtor instead of a guarantor under the Merger Agreement; (i) any change in the corporate existence, structure or ownership of Siemens Parent, Siemens Industry Software or Merger Subsidiary, or any insolvency, bankruptcy, reorganization, moratorium or other similar proceeding affecting Siemens Parent, Siemens Industry Software or Merger Subsidiary; (j) any waiver, amendment or modification of the Merger Agreement, except to the extent such waiver, amendment or modification of the Merger Agreement, which is entered in writing by Siemens Industry Software and the Company, reduces, limits or otherwise decreases the Guaranteed Obligations, in which case the liability of Siemens Parent under this Parent Company Guarantee shall be reduced accordingly; or (k) the adequacy of any other means Company may have of obtaining payment of any of the Guaranteed Obligations.

Siemens Parent hereby irrevocably waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Company upon this Parent Company Guarantee or acceptance of this Parent Company Guarantee. Siemens Parent acknowledges that it will receive substantial indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Parent Company Guarantee are knowingly made in contemplation of such benefits. The Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Parent Company Guarantee, and all dealings between Siemens Industry Software, Merger Subsidiary or Siemens Parent, on the one hand, and the Company, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Parent Company Guarantee. When pursuing its rights and remedies hereunder against Siemens Parent, the Company shall be under no obligation to pursue any right of offset with respect thereto, and any failure by the Company to pursue any rights or remedies or to collect any payments from Siemens Industry Software, Merger Subsidiary or any such other Person or to realize upon or to exercise any such right of offset shall not relieve the Guarantors of any liability hereunder.

Company shall not be obliged, before taking steps to enforce any of its rights and remedies under this Parent Company Guarantee, to make or file any claim in a bankruptcy, liquidation, administration or insolvency of Siemens Industry Software or any other Person, and the failure of the Company to so file such claim shall not affect Siemens Parent’s obligations hereunder (and notwithstanding anything herein to the contrary, any bar to the payment, or collection, of any Guaranteed Obligations as a result of any such Proceeding shall not discharge the obligations of Siemens Parent hereunder).

Any release, discharge or settlement between Siemens Parent and Company in relation to this Parent Company Guarantee shall be conditional on no right, security, disposition or payment to Company by Siemens Parent, Siemens Industry Software or any other Person in respect of the Guaranteed Obligations being avoided, set aside or ordered to be refunded under any enactment or law relating to breach of duty by any Person, bankruptcy, liquidation, administration, protection from creditors generally or insolvency or for any other reason. If any right, security, disposition or payment referred to in the preceding sentence is avoided, reduced, set aside or ordered to be refunded, Company shall be entitled subsequently to enforce this Parent Company Guarantee against Siemens Parent as if such release, discharge or settlement had not occurred and any such right, security, disposition or payment had not been given or made.

No persons other than Company shall be entitled to any rights under this Parent Company Guarantee and a person who is not a party to this Parent Company Guarantee shall not be entitled to enforce any of its terms.

If and when payable, Siemens Parent hereby agrees that the Payment Obligations will be paid to Company without set-off or counterclaim in immediately available funds denominated in U.S. Dollars in accordance with the wire instructions specified in writing by Company from time to time.

Notwithstanding anything to the contrary contained in this Parent Company Guarantee or otherwise (i) to the extent Parent is relieved of all or any portion of the Guaranteed Obligations by satisfaction thereof on the terms and subject to the conditions set forth in the Merger Agreement or pursuant to any other express written agreement between the Company and Siemens Industry Software, Siemens Parent shall be to the same extent relieved of its corresponding payment obligations under this Parent Company Guarantee, and (ii) Siemens Parent shall be entitled to, and shall have, any and all objections and defenses in respect of the Guaranteed Obligations that Siemens Industry Software or Merger Subsidiary are entitled to under the express terms of the Merger Agreement in respect of the Guaranteed Obligations.

None of the terms or provisions of this Parent Company Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by both Siemens Parent and Company (or, in the case of a waiver, by each party hereto against whom the waiver is to be effective). No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. This Parent Company Guarantee shall be binding upon Siemens Parent and shall inure to the benefit of Company. This Parent Company Guarantee and the rights or obligations hereunder shall not be assignable by Siemens Parent or Company without the written consent of the other party hereto.

This Parent Company Guarantee and any disputes or claims (including non-contractual disputes or claims) arising out of or in connection with it shall be governed by, and construed in accordance with, the laws of England and Wales. Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to hear and settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this Parent Company Guarantee.

This Parent Company Guarantee may be executed in one or more counterparts, any one of which need not contain the signature of more than one party, each of which shall constitute an original, and all of which together shall constitute one document and have the same effect as if each person had signed the same document. This Parent Company Guarantee may be agreed to by signatures that are executed or delivered electronically. The expression “counterpart” shall include any executed copy of this Parent Company Guarantee transmitted electronically in .pdf or other reasonable electronic format.

Siemens Parent hereby irrevocably appoints Siemens plc, Pinehurst Road, GU14 7BF Farnborough, United Kingdom as its agent to receive on its behalf service of any proceedings, notices or other documents in connection with this Parent Company Guarantee.

Each party hereto agrees that irreparable damage to the other party would occur in the event that any of the provisions of this Parent Company Guarantee were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Each party hereto accordingly agrees that the aggrieved party shall be entitled to obtain an injunction or injunctions or other forms of equitable relief to prevent or restrain breaches of this Parent Company Guarantee and to enforce specifically the terms and provisions of this Parent Company Guarantee, without the necessity of proving that irreparable damage would occur or the inadequacy of monetary damages as a remedy, and each party hereto hereby waives any requirement for the securing or posting of any bond in connection with such remedy, in addition to any other remedy to which they are entitled at law or in equity. The parties hereto hereby waive any defense, and agree not to assert (or interpose as a defense or in opposition), that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, that a remedy of monetary damages would provide an adequate remedy or that the parties hereto would otherwise have an adequate remedy available at law.

Notwithstanding anything herein, in the Merger Agreement or otherwise to the contrary, (i) the maximum aggregate liability of Siemens Parent under this Parent Company Guarantee shall not exceed the maximum aggregate liability of Siemens Industry Software under the Merger Agreement in respect of the Payment Obligations (the “Cap”), and (ii) (x) without limiting the Payment Obligations, Company’s sole right and remedy under this Parent Company Guarantee in respect of the Parent Obligations is to seek specific performance to cause Siemens Parent to specifically perform the Parent Obligations and Siemens Parent shall have no monetary obligation or other liability under this Parent Company Guarantee in connection with the Parent Obligations or otherwise in connection with the Regulatory Covenants (other than, for the avoidance of doubt, the Payment Obligations), and (y) without limiting the Payment Obligations, any actual, alleged or threatened breach by Siemens Parent of the Parent

Obligations (or the Regulatory Covenants) shall be deemed, and be treated as, actual, alleged or threatened breach by Siemens Industry Software of the Parent Obligations and, other than the remedy of specific performance under (and subject to the terms of) this Parent Company Guarantee (including, for the avoidance of doubt, with respect to any payment or monetary damages in respect of the Parent Obligations), no remedy or recourse against Siemens Parent shall be had under this Parent Company Guarantee or otherwise for any such actual, alleged or threatened breach by Siemens Parent of the Parent Obligations (or the Regulatory Covenants). For the avoidance of doubt, under no circumstances shall Siemens Parent or any of its Affiliates or subsidiaries be required to pay in the aggregate more than the Cap (when taken together with any other amount recovered under the Merger Agreement or this Parent Company Guarantee or indefeasibly received from or on behalf of any of Siemens Parent’s Affiliates).

This Parent Company Guarantee (and Siemens Parent’s obligations under this Parent Company Guarantee) will terminate automatically and immediately upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with Section 10.01 of the Merger Agreement and the payment of any amount due (if any), including the payment of the Parent Termination Fee (if and only if payable under the Merger Agreement) and Expenses (if and only if payable under the Merger Agreement), from Siemens Industry Software or Siemens Parent to the Company pursuant to the Merger Agreement in connection with such termination, (b) the receipt by Company of the Parent Termination Fee and Expenses (if payable in connection therewith), in circumstances in which the Parent Termination Fee (and Expenses, if applicable) is payable pursuant to the Merger Agreement and (c) the consummation of the Closing and the payment of the aggregate Merger Consideration to the Exchange Agent, at which time all obligations hereunder shall be fully discharged. Upon termination of this Parent Company Guarantee in accordance with the prior sentence, Siemens Parent shall not have any obligations or liabilities under this Parent Company Guarantee or otherwise in connection with the Merger Agreement or the transactions contemplated thereby.

For the avoidance of doubt, this Parent Company Guarantee expires independently upon its termination pursuant to the foregoing, irrespective of its physical return.

This Parent Company Guarantee may be executed in two (2) or more consecutive counterparts (including by facsimile or by e-mail with .pdf attachments or DocuSign, or other electronic signature complying with the U.S. federal ESIGN Act of 2000), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one (1) or more counterparts have been signed by each of the parties hereto and delivered (by telecopy, e-mail or otherwise) to the other party hereto.

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the next page is the signature page.]

This Parent Company Guarantee has been executed as a deed and is delivered and takes effect on the date shown on the first page.

Executed and delivered as a deed by

Siemens AG

Acting by:

/s/ Andreas C. Hoffman	/s/ Karl-Heinz Seibert
Name: Dr. Andreas C. Hoffman, LL.M Title: General Counsel	Name: Karl-Heinz Seibert Title: Executive Vice President Mergers & Acquisitions, Post-Closing Management

[Signature Page to Guarantee]

Executed and delivered as a deed by

Altair Engineering Inc.

Acting by:

/s/ James R. Scapa	/s/ Raoul Maitra
Name: James R. Scapa Title: Chairman & Chief Executive Officer	Name: Raoul Maitra Title: Chief Legal Officer

[Signature Page to Guarantee]